SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 4, 2017
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)

559-248-4943
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a12 under the Exchange
Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2016, the Board of Directors of United Security Bancshares (the "Company") and United Security Bank (the "Bank") appointed Susan "Sue" Quigley as director of the Company and Bank subject to Ms. Quigley receiving approval from Deloitte & Touche LLP. Ms. Quigley received approval and accepted the appointment on January 4, 2017, and will commence service on the Board effective immediately.

There are no arrangements or understandings between Ms. Quigley and any other persons pursuant to which she was selected as a director.

Ms. Quigley retired as Firm Managing Director from public accounting firm Deloitte & Touche LLP in 2010.

It is expected that Ms. Quigley will be appointed to the Company's Corporate Governance and Nominating Committee and Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date:	January 9, 2017	By: /s/ Bhavneet Gill
Bhavneet Gill
Senior Vice President & Chief Financial Officer